UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 4, 2007

PROLIANCE INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13894 (Commission File Number)	34-1807383 (I.R.S. Employer Identification No.)
100 Gando Drive, New Haven, Connecticut 06513 (Address of principal executive offices, including zip code) (203) 401-6450 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

(b)

Effective June 4, 2007 in connection with the appointment of Arlen F. Henock described below, Richard A. Wisot will no longer serve as Chief Financial Officer of Proliance International, Inc. (the “Company”).  Mr. Wisot will retain his positions as Vice President, Treasurer and Secretary of the Company.

(c)

Effective June 4, 2007, the Company appointed Arlen F. Henock as its Executive Vice President and Chief Financial Officer.  Mr. Henock, age 50, was previously employed for twenty-seven years at Pitney Bowes Inc., most recently since 2005 as President of Pitney Bowes’ Legal Solutions.  From 2003 to 2005 he was Vice President of Finance of Pitney Bowes’ Global Enterprise Solutions, where he served as Chief Financial Officer and Chief Operating Officer for a major Pitney Bowes business segment with over $1 billion in revenue.  Before taking on his operating segment role in 2003, Mr. Henock was Chief Accounting Officer of Pitney Bowes and held the titles of Vice President of Finance, Controller and Chief Tax Counsel for the company.  Mr. Henock holds an M.B.A and J.D. from Pace University.  He also holds a B.B.A. in Accounting from Baruch College.  He is a Certified Public Accountant and Member of the New York and Connecticut Bars.

Mr. Henock will receive a base salary of $290,000 per year and a car allowance of $12,000 per year.  He will also participate in the Company’s 2007 bonus program.  The Compensation Committee set bonus targets for fiscal 2007 based in part upon achievement of targets relating to net income and cash flow from operating activities. A portion of the bonus achievement criteria are at the discretion of the Compensation Committee. Achievement of target and maximum levels would result in bonus payments as a percentage of base salary (pro rated for Mr. Henock’s 2007 service time) at target of 50%, with a maximum of 100%.  Mr. Henock will also participate in the Proliance Executive Severance Plan, which provides for up to one year of severance under certain circumstances.

On June 4, 2007, Mr. Henock received a grant of options to purchase 25,000 shares of Proliance common stock and also received 5,000 shares of restricted stock vesting in three equal annual installments and 15,000 shares of performance restricted stock, which vest in three equal annual installments, provided that certain 2007 financial metrics are achieved.

On June 4, 2007, the Company issued a press release with respect to certain matters described herein, which press release is attached as Exhibit 99.1 hereto.

(d)

One June 4, 2007 in connection with his change of title, Mr. Wisot’s base salary was reduced from $240,000 per year to $180,000 per year.  In addition, Mr. Wisot’s bonus opportunity under the 2007 bonus program was reduced from a target of 50% of base salary and a maximum of 100% of base salary, to a target of 40% of base salary paid during 2007 and a maximum of 80% of base salary paid during 2007.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibits – The following exhibits are filed as part of this report:

99.1

Press Release dated June 4, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROLIANCE INTERNATIONAL, INC.

Date: June 4, 2007	By:	/s/ Charles E. Johnson
Charles E. Johnson
President and Chief Executive Officer

3